EXHIBIT 10.1

AMENDMENT TO
EMPLOYMENT AGREEMENT

AMENDMENT TO EMPLOYMENT AGREEMENT, dated as of November 5, 2018 (the “Amendment”), by and between UNIVERSAL HEALTH SERVICES, INC., a Delaware corporation having its principal office at 367 South Gulph Road, King of Prussia, Pennsylvania 19406 (the “Company”) and ALAN B. MILLER, residing at 57 Crosby Brown Road, Gladwyne, Pennsylvania 19035 (“Mr. Miller”).

WITNESSETH:

WHEREAS, the Company and Mr. Miller entered into an employment agreement, dated as of July 24, 2013 (the “Employment Agreement”), pursuant to which Mr. Miller is employed as the Company’s Chief Executive Officer and Chairman of the Board of Directors; and

WHEREAS, the Company and Mr. Miller now desire to enter into this Amendment in order to (1) adjust certain terms of the minimum annual awards that Mr. Miller will be eligible to receive during the period of his service as Chief Executive Officer, and (2) provide for the payment to Mr. Miller of a special cash award.

NOW, THEREFORE, the parties agree as follows:

1.Definitions.  Capitalized terms used and not defined in this Amendment have the respective meanings assigned to them in the Employment Agreement.

2.Amendment to Employment Agreement.  As of the Effective Date (defined below), paragraph (a) of Section 8 of the Employment Agreement entitled “Long-Term Equity Incentive Compensation” is hereby deleted in its entirety and replaced with the following:

“(a)

During the period of his service as Chief Executive Officer, Mr. Miller will be eligible to receive annual awards under the Company’s long-term incentive plan(s) (“LTIP”) as in effect from time to time, which will be subject to vesting in equal installments on the first and second anniversary of the date of grant and will otherwise be subject to conditions as are consistent with terms and conditions applicable to LTIP awards made to other senior executives of the Company. For each year of CEO employment commencing January 1, 2019, the annual LTIP award will have a minimum value of $2,000,000, with 50% of such annual LTIP award being in the form of restricted stock and 50% of such annual LTIP award being in the form of cash.”

3.Special Cash Award.  Within 30 days of the date of this Amendment, the Company shall pay to Mr. Miller a special cash award in the amount of $1,000,000.

4.Date of Effectiveness; Limited Effect.   This Amendment will become effective as of the date first written above (the “Effective Date”). Except as expressly provided in this Amendment, all of the terms and provisions of the Employment Agreement are and will remain in full force and effect and are hereby ratified and confirmed by the parties. Without limiting the generality of the foregoing, the amendments contained herein will not be construed as an amendment to or waiver of any other provision of the Employment Agreement or as a waiver of or consent to any further or future action on the part of either party that would require the waiver or consent of the other party. On and after the Effective Date, each reference in the Employment Agreement to “this Agreement,” “the Agreement,” “hereunder,” “hereof,” “herein,” or words of like import, will mean and be a reference to the Employment Agreement as amended by this Amendment.

5.Miscellaneous.

(a)This Amendment shall be construed in accordance with the laws of the Commonwealth of Pennsylvania applicable to agreements made and to be performed therein.

(b)The headings in this Amendment are for reference only and do not affect the interpretation of this Amendment.

(c)This Amendment may be executed in counterparts, each of which is deemed an original, but all of which constitute one and the same agreement.  Delivery of an executed counterpart of this Amendment electronically or by facsimile shall be effective as delivery of an original executed counterpart of this Amendment.

(d)This Amendment constitutes the sole and entire agreement between the parties with respect to the subject matter contained herein, and supersedes all prior and contemporaneous understandings, agreements, representations, and warranties, both written and oral, with respect to such subject matter.

IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the day and year first above written.

UNIVERSAL HEALTH SERVICES, INC.

By:	/s/ Steve Filton
Steve Filton
Executive Vice President and Chief Financial Officer

/s/ Alan B. Miller
Alan B. Miller Chairman of the Board and Chief Executive Officer

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